                                  EXHIBIT 11.1
       STATEMENT REGARDING WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
            SHARES USED IN COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                                     PRIMARY
                                               -------------------------------------------------------------------------------


                                                   QUARTER ENDED SEPTEMBER 30,                  NINE MONTHS ENDED SEPTEMBER 30,
                                               -----------------------------------         -----------------------------------
                                                    1997                 1996                   1997                  1996
                                               -------------         -------------         --------------         ------------
Net income (loss)                               $    (8,770)          $    (2,202)          $    (14,057)          $     (908)
                                               =============         =============         ==============         ============

Weighted average common shares
  outstanding                                        21,308                20,205                 20,949               19,211


Add shares issuable from assumed
     exercise of options and warrants                -                    -                     -                    -
                                               -------------         -------------         --------------         ------------


Total weighted average shares                        21,308                20,205                 20,949               19,211
                                               =============         =============         ==============         ============

Net income (loss) per common share              $     (0.41)          $     (0.11)          $      (0.67)          $    (0.05)
                                               =============         =============         ==============         ============






                                                                                  FULLY DILUTED (1)
                                               --------------------------------------------------------------------------------


                                                    QUARTER ENDED SEPTEMBER 30,               NINE MONTHS ENDED SEPTEMBER 30,
                                               -----------------------------------       --------------------------------------
                                                   1997                  1996                  1997                   1996
                                               -------------         -------------       ----------------         -------------
Net income (loss)                               $    (8,770)          $    (2,202)          $    (14,057)          $     (908)
                                               =============         =============         ==============         =============

Weighted average common shares
  outstanding                                        21,308                20,205                 20,949               19,211


Add shares issuable from assumed
     exercise of options and warrants                -                    -                     -                    -
                                               -------------         -------------       ----------------         -------------


Total weighted average shares                        21,308                20,205                 20,949               19,211
                                               =============         =============         ==============         =============

Net income (loss) per common share              $     (0.41)          $     (0.11)          $      (0.67)          $    (0.05)
                                               =============         =============         ==============         =============





(1) Earnings per common and common equivalent share as presented on the face of the consolidated statements of operations represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the consolidated statements of operations because the differences are insignificant.





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